UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2017

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)        On May 15, 2017, NeoPhotonics Corporation (the “Company”) appointed Sandra A. Waechter as the interim Chief Financial Officer of the Company.  Ms. Waechter will serve as the Company’s interim Chief Financial Officer and principal financial and principal accounting officer until such time as the Company completes its on-going search for a new Chief Financial Officer.  The Company has retained a search firm and has begun the process of identifying qualified candidates.

Ms. Waechter, age 54, has been an independent finance and accounting consultant since January 2012.  As a consultant, she has provided financial and project management services to public and private companies in several industries.  Ms. Waechter served as the Company’s interim controller from September 2013 to November 2013.  She was a  partner with Tatum LLC, an executive consulting services firm from 2007 to 2011.  Prior to this, Ms. Waechter held various financial roles at DRP Construction, Applied Materials, Inc., and Raychem Corporation (acquired by Tyco International Ltd.).  Ms. Waechter holds a Master of Business Administration from Harvard Business School and a Bachelor of Commerce from University of Toronto.

Ms. Waechter’s services will be provided through Kainos Consulting, LLC (“Kainos”), a Silicon Valley consultancy firm.  In connection with Ms. Waechter’s becoming the Company’s interim Chief Financial Officer, the Company entered into a consulting agreement with Kainos, for whom Ms. Waechter is a contractor. Pursuant to this consulting agreement, Kainos will be paid at a rate of $350 per hour for Ms. Waechter’s services. The consulting agreement has a term of up to twelve weeks and is terminable by either party upon 5 days’ advance written notice.

The foregoing description of the consulting agreement with Kainos Consulting, LLC for Ms. Waechter’s services is qualified in its entirety by reference to the full text of the consulting agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Ms. Waechter is also expected to enter into the Company’s standard form of indemnification agreement between the Company and its directors and executive officers, filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed April 15, 2010, which would require the Company to indemnify Ms. Waechter, under the circumstances and to the extent provided for therein, against certain expenses and other amounts incurred by Ms. Waechter as a result of being made a party to certain actions, suits, proceedings and the like by reason of her position as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2017	NEOPHOTONICS CORPORATION

	By:	/s/ Timothy S. Jenks
Timothy S. Jenks
President and Chief Executive Officer